MODIFICATION TO LEASE #2

July 15, 1997

                                 Admiralty Bank

THIS MODIFICATION: Is a modification to that certain Commercial Lease dated March 15, 1986, as modified January 2, 1992 (hereafter "Lease") where LOGGERHEAD ASSOCIATES LTD., a Partnership is "Landlord," and ADMIRALTY BANK, a Florida Corporation is "Tenant" covering property commonly known as 1205 U.S. Highway 1, Juno Beach, FL 33408.

NOW THEREFORE: For good and valuable consideration, the parties hereby agree to modify the subject Lease as follows.

I.   ADDRESS CHANGE. The U.S. Highway 1 address is revised from "1205" to
     "14235."

II. RENTABLE SQUARE FEET. Subject to other conditions herein, and commencing November 1, 1997, the building "Rentable Square Feet" shall be reduced to 2,508 Rentable Square Feet (see cross hatched area on Exhibit "B-I" attached).

III. EXTENSION OF TERM. The term of the Lease is extended to and through December 31, 1998.

IV. MINIMUM RENT. Commencing November 1, 1997, Minimum Rent shall adjust as follows.

     PERIOD               MONTHLY -     MONTHLY -     MONTHLY       ANNUAL
                          PREMISES      DRIVE-UP      TOTALS        TOTALS

     NOV 97 - DEC 98     $3,448.50      $900.00      $4,348.50    $52.182.00

V. DIVISION OF LEASED PREMISES. The Leased Premises shall be divided according to Exhibit "B-I" attached. The Tenant shall pay all costs related to division of the Leased Premises, including repair and restoration work on each side of such division, including but not limited to proper restoration of electric service to the space being given up (remainder space) by the Tenant. The Tenant shall pay all costs related to the addition of a new bathroom (or bathrooms) in the remaining Leased Premises, and a kitchen if desired. Existing bathrooms, and bathroom fixtures, shall remain in place and unchanged. The Landlord grants the Tenant the right to relocate the existing kitchen cabinets and related plumbing fixtures from the existing kitchen of Tenant. The Tenant shall additionally be responsible for decorating in the Leased Premises. The Tenant shall promptly commence construction upon execution hereof, and shall complete the same on or before September 30, 1997. Time is of the essence.

VI. RENEWAL OPTION. Provided that Tenant has not defaulted under any of the terms, covenants or conditions of Lease, and further provided Tenant shall give Landlord written notice not less than nine (9) months prior to the expiration date of the initial term of this Lease (or any extension or renewal thereto, Tenant shall have the option of renewing this Lease for one (1) additional term of four (4) years ("first option"), and one (1) additional term of five (5) years ("second option"), on the same covenants and conditions as herein provided. Annual Minimum Rent during the first option period shall be $41,382 for the Leased Premises and $10,800 for the drive-up, totaling $4,348.50 per month. Annual Minimum Rent during the second option period shall be $43,890 for the Leased Premises and $12,000 for the drive-up, totaling $4,657.50 per month.

Except as modified here, all other terms and conditions of the subject Lease shall remain unchanged and in full force and effect.

WITNESSES:                                 TENANT:    ADMIRALTY BANK

/s/  -                                     BY:  /s/ James A. Semrad
--------------------------                      -------------------------------
                                                JAMES A. SEMRAD   As: PRESIDENT

/s/ -
-------------------------
                                           LANDLORD:   LOGGERHEAD ASSOCIATES LTD


-------------------------                  BY:
                                              ----------------------------------
                                              Loggerhead One Corporation,
-------------------------                      General Partner
                                              Paul S. Ferber, President

                              LEASE MODIFICATION #1

                                 Admiralty Bank

THIS MODIFICATION: Is a modification to that certain Lease dated March 15, 1986 where Loggerhead Associates is "Landlord", and where Admiralty Bank is "Tenant" covering property commonly known as 1205 U.S. Highway I, Juno Beach, FL 33408.

WHEREAS: Tenant wishes to extend the term of the subject Lease and reduce the Minimum Rent, and whereas Landlord is willing to extend the term as hereafter indicated;

NOW THEREFORE: For good and valuable consideration, the parties agree to modify the subject Lease as follows.

1. The term of the subject Lease is hereby extended to and through December 31, 1997.

2. Commencing January 1, 1992, the "Minimum Rent" pertaining to the "Leased Premises", and the additional rent pertaining to the "drive-up lanes" are modified as follows.

                                  Monthly-           Monthly-
       Period       Months        Premises           Drive-Up           Totals
       ------       ------        --------           --------           ------
     1/92-12/92      12          $4,259.25           $ 695.00          $4,954.25
     1/93-12/93      12          $4,653.63           $ 730.00          $5,383.63
     1/94-12/94      12          $5,048.00           $ 765.00          $5,813.00
     1/95-12-95      12          $5,363.50           $ 800.00          $6,163.50
     1/96-12-96      12          $5,679.00           $ 835.00          $6,514.00
     1/97-12/97      12          $5,836.75           $ 870.00          $6,706.75

3. Paragraph 38 with respect to an "Option For Additional Terms" is modified to provide for three (3) additional terms of five (5) years each, pursuant to the terms of Paragraph 10. The three renewal options as discussed here are for the period(s) following the expiration per this Lease Modification #1 (i.e. December 31, 1997).

Except as modified here, all other terms and conditions of the subject Lease shall remain unchanged and in full force and effect.

 DATED: January 2, 1992

 WITNESSES:

/s/  -                        TENANT: ADMIRALTY BANK, a Florida Corporation
---------------------

/s/ Pam Lockwood              BY:  /s/ William E. Green, Chief Operating Officer
---------------------              ---------------------------------------------
                                                       As:


/s/  -                        LANDLORD: LOGGERHEAD ASSOCIATES, A Partnership
 -------------------

/s/  -                        BY: /s/ Paul S. Ferber
 --------------------             ----------------------------------------------
                                  Paul S. Ferber, General Partner

                                   EXHIBIT F-2

                                      LEASE

     THIS INDENTURE OF LEASE, made on the 15th day of March, 1986, by and between LOGGERHEAD ASSOCIATES, whose mailing address is P.O. Drawer 1929, Delray Beach, Florida 33447-1929, hereinafter called the "Landlord" or "Owner", which term, shall include its successors and assigns wherever the context so requires or admits, and ADMIRALTY BANK, a Florida corporation (in organization), whose mailing address is 1225 U.S. Highway One, Suite 221, Juno Beach, Florida 33408, herein designated as the "Tenant", which term shall include their successors or assigns wherever the context so requires or admits.

                                     W I T N E S S E T H:

1. LEASED PREMISES.

     That for and in consideration of the payment from time to time of the rents hereinafter stipulated and for and in consideration of the performance of the covenants hereinafter contained by the Tenant to be kept and performed, the Landlord has leased, let and demised and by these presents does lease, let and demise unto the Tenant, and the Tenant accepts from the Landlord, those certain premises, known as Suite 1205, located in LOGGERHEAD PLAZA (herein called the "Building"), City of Juno Beach, in the County of Palm Beach, and the State of Florida, legally described on Exhibit "A" attached hereto and made a part hereof, which premises consist of an area of approximately 3,786 square feet, herein called "the leased premises", and for purposes of paragraph 4-A includes zero square feet of the common area facilities making a total of 3,786 square feet, hereinafter called "Rentable Square Feet".

     The use and occupation by the Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas, employees' parking areas, service roads, sidewalks and customer car parking areas, hallways, stairwells, elevators and other facilities as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof, as prescribed from time to time by the Owner.

2. COMMENCEMENT OF TERM

     The term of this Lease shall commence on the 1st day of May, 1987, or upon Bank Charter approval, whichever first occurs (as evidenced by a copy of such a Bank Charter).

3. LENGTH OF TERM.

     The term of this Lease shall be for five (5) years following the commencement of the term as provided in the preceding paragraph unless sooner terminated or extended as hereinafter provided.

4. RENT.

     A. The Tenant hereby agrees to pay to the Landlord, without demand and without any deduction or set-off whatsoever, for the term of this lease, the annual rental of $56,790.00, in lawful money of the United States, in equal monthly installments of $4,732.50, in advance on the first day of each month during said term, at the office of the Landlord or at such other place or places as the landlord may from time to time designate in writing. Said rent hereinafter called "annual minimum rent". In addition, Tenant shall pay all rental, use or sales tax on rent, levied by governmental agencies. Additional rental for drive-up lanes are at a rate of twelve percent (12%) per year of the actual costs. Such sums shall be added to the annual minimum rent and shall have CPI Increases per the base rent schedule.

     B. In addition to rental, Tenant agrees to pay Landlord on the first day of each month Tenant's prorata share of the amount expended by Landlord toward the cost to Landlord of operating, managing (including management fees) and maintaining: (a) the common areas and common facilities and portions of the Building to be maintained by Landlord, including, but not limited to, structural elements in any portion of the Building, including the roof, the cost of common area and exterior repair, maintenance, janitorial service, trash removal, elevator service and repair, window washing, utilities, security, landscaping, painting, and the like; (b) the cost to Landlord of obtaining insurance for comprehensive hazard and liability, fire and extended coverage, rents, and the like; (c) the cost to Landlord of supplies, materials, service agreements, legal and accounting fees, and personnel in the operation and maintenance of the Building; (d) in addition to the proportionate share of Tenant's common area charges as described in paragraphs 4 and 5, Tenant shall pay to Landlord an administrative charge equal to fifteen percent (15%) of the Tenant's proportionate share of the common area charges and expenses.

     C. The Tenant's proportionate share of common area charges and expenses, taxes, insurance, and the like, shall be the total amount of such common area charges and expenses, taxes, insurance, and the like, multiplied by a fraction, the numerator of which shall be the number of square feet of Rentable Square Feet and the denominator of which shall be the number of total gross Rentable Square Feet of the Building.

     D. If the monthly rent is not paid by the fifth (5th) day of any month, then there shall be an additional daily rent for each day until the monthly rent and additional daily rent-is paid in full. The additional daily rent for each day shall be calculated as follows: $10.00 per square foot times the Rentable Square Feet of the leased premises as set forth in paragraph 1 divided by 365 equals additional daily rent.

5. TAXES.

     A. The term "taxes" shall mean (a) the total of all real estate taxes, taxes attributable to improvements within the Building or any part thereof made by a tenant (including, but not limited to, the Tenant hereunder) or by Landlord, or attributable to the installation in the Building or any part thereof of fixtures, machinery or equipment by any tenant (including, but not limited to, the Tenant hereunder) or by any federal, state, municipal or other government or governmental or public authority, including, without limitation, any school district, of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may be levied, assessed, imposed, become due and payable, or liens upon, or arise in connection with the use, occupancy or possession of, or grow due or payable out of, or for, the Building or any part thereof, or any land, buildings or other improvements therein, (b) any special or other assessment or levy which is imposed upon the Building, (c) any taxes attributable to or assessed by reason of any personal property located within the Building, except that which is assessed or imposed directly against a tenant and paid for by such tenant, and (d) any and all costs, fees and expenses paid to attorneys, appraisers and consultants for the purpose of reviewing, negotiating, or contesting the amount of the taxes, the valuation or assessment of the Building or any portion thereof for tax purposes and any and all costs, fees and expenses arising out of or by reason of any legal or administrative processing related to taxes. If there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, excise or charge on account of the Annual Minimum Rent and/or additional rent payable hereunder or in any other lease of any part of the Building, or (y) any special or other assessment or levy which is imposed upon the Building, then the same shall be deemed to be included within the term "taxes" for the purposes hereof.

     B. During the term of this Lease, Tenant shall pay to Landlord as additional rent upon demand at the bill for each installment for each real estate tax year issues, its proportionate share of the taxes (based on square footage as set forth in paragraph 4-C above), in the following manner: Upon the issuance of the actual bills (as distinguished from any estimated bill) for taxes to be paid for the calendar year in which the Rent Commencement Date falls and upon the issuance of such actual bills in each succeeding calendar year during the term hereof, Tenant shall, upon Landlord's request, commencing with the first day of the month next succeeding the date on which the taxes covered by such bill are payable with maximum discount and on the first day of each month of the next eleven (11) months, pay as additional rent, and not as a deposit, one-twelfth (1/12) of the amount of Tenant's proportionate share of the taxes paid in such calendar year. When the actual taxes are known, the same shall be adjusted. Any balance due from Tenant shall be paid by Tenant when the next installment of real estate taxes are due. Any balance due from Landlord shall be credited against the next installment of real estate taxes due from Tenant.

     C. Tenant shall be responsible for payment before delinquency of all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder. The Florida sales tax imposed on rent shall be paid by Tenant to Landlord monthly with Tenant's rental payments.

6. UTILITY CHARGES.

     Landlord shall not be liable in the event of any interruption in the supply of any utilities. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that, if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant's expense in accordance with plans and specifications to be approved in writing by Landlord. Tenant shall be solely responsible for and shall promptly pay all charges for use of consumption of all utilities and services, including, but not limited to, heat, gas, electricity, heated or chilled water, sewer, water, or any other utility services. It is anticipated that certain utility bills may be issued in common with other portions of the Building, in which event Tenant shall pay his share (including share of common area charges), based on the square footage of the leased premises as compared to the square footage of all premises the bill. As to utility and other charges which are separately metered or separately billed, the same shall be paid directly by Tenant. Payment shall be due as billed by the utility companies or as billed by landlord. Utility charges shall be paid by Tenant within ten (10) days of billing or it shall be deemed a default hereunder.

7. USE OF PREMISES.

     Tenant shall use the leased premises solely for the purposes of banking and related services. Tenant shall use, or permit to be used, the leased premises for no other purpose and such use and occupancy shall at all times be in compliance with all applicable laws, ordinances and governmental regulations. The Tenant agrees to conduct continuously in the leased premises the business above stated. Tenant shall keep the interior of the leased premises, together with all electrical, plumbing, heating, air conditioning, other mechanical installations therein (or in the floor slabs, walls and ceiling), store front and all doors, in good order and repair at its own expense during the entire term.

8. SECURITY DEPOSIT.

     A. Tenant, contemporaneously with the execution of this Lease, shall deposit with the landlord the sum of $ -0- , receipt of which is hereby acknowledged by the Landlord of which $ -0- is first and last months' rental deposit and $ -0- is security for the full and faithful performance by the Tenant of all the terms, covenants, and conditions of this Lease upon the Tenant's part to be performed, which said security deposit shall be returned by the Tenant after the time fixed as the expiration of the term hereof, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. Landlord shall have the right, but not the obligation, to apply any part of said deposit to cure any default of the Tenant, and without prejudice to any other remedy Landlord may have on account thereof, and, if the Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount so applied so that the Landlord shall have the full deposit on hand at all times during the term of this Lease. Tenant's failure to pay to Landlord a sufficient amount to restore said security to the original sum deposit within five (5) days after receipt of demand therefor shall constitute a breach of this Lease. No interest shall be paid by the Landlord to the Tenant on such security deposit. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due and all other sums payable by the Tenant to the Landlord hereunder, the said deposit shall be returned in full to the Tenant within fifteen (15) days after the end of the term of this Lease or earlier termination of this Lease.

     B. In the event of bankruptcy or other creditor or debtor proceedings against the Tenant, all security shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

     C. In the event of a sale of the Building or a lease of the land on which it stands, subject to this Lease, the Landlord shall have the right to transfer the security to the vendee or lessee and the Landlord shall be considered released by the Tenant from all liability for the return of such security and the Tenant shall look to the new landlord solely for the return of the said security and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this Lease shall not be mortgaged, assigned, transferred, or encumbered by the Tenant without the prior written consent of the Landlord and may be co-mingled with other funds of Landlord.

9. PARKING AND COMMON USE AREAS AND FACILITIES.

     Landlord grants to Tenant, in common, with other tenants and other occupants in the Building, and their agents, employees, and customers and persons doing work for or business in the Building the right to use the "common areas" consisting of the parking areas, roadways, pathways, sidewalks, hallways, stairwells, elevators, entrances and exits and other areas and facilities designated for cerumen area use in the Building containing the leased premises.

     The common areas shall be subject to the exclusive control and management of Landlord and Landlord shall have the right to establish, modify, change, and enforce rules and regulations with respect to the common areas and Tenant agrees to abide by and conform with such rules and regulations. The right of customers to use the parking facilities shall apply only while they are doing business in the Building. Tenant agrees that it and its officers and Employees will park their automobiles only in such areas as Landlord from time to time designates for employee parking areas, which areas may be within or without the land and Building. Tenant shall not park any trucks or delivery vehicles in the parking areas, nor permit delivery of supplies or merchandise at any place other than that designated by Landlord. Landlord shall have the right to close any part of the common area for such time as may, in the opinion of counsel, be necessary to prevent a dedication thereof, or the accrual of any rights in any person, and to close any part of the parking area for such time as Landlord deems necessary in order to discourage non-customer parking and to do other things in the parking areas as Landlord in its discretion deems necessary for the benefit of the Building.

10. COST-OF-LIVING ADJUSTMENT.

     Commencing the first annual anniversary of the commencement of the term and on every annual anniversary thereafter, Tenant agrees to pay to Landlord an amount as additional rent (called "Cost-of-Living Increase"), in equal monthly installments in advance on the first day of each month of the term of this Lease, in order to reflect proportionate increases in the cost of living as indicated by the U.S. Bureau of Labor Statistics Consumer Price Index - United States Average - All Urban Consumers (CPI-U). Such Cost-of-Living Increase adjustments shall be accomplished by multiplying the total of the annual minimum rental set forth in paragraphs 4 and 5 by a fraction, the numerator of which shall be such Index as of three (3) months prior to the date of adjustment and the denominator of which shall be such Index as of three (3) months prior to the month of execution of this Lease.

If the Consumer Price Index is hereafter discontinued, the Landlord shall designate an appropriate substitute index or formula provided such index or formula shall have the same general acceptance as to use and reliability as the Index above referred to. The cost-of-living adjustments shall reflect increases only so that there will be no decreases in the Cost-of-Living Increase based on decreases in said Index from prior year or years. In the event any governmental law or regulation shall be enacted which prevents or limits the right of Landlord to receive additional rental based on changes in the Consumer Price Index or related to Cost-of-Living Increases, Landlord shall have the right and option to cancel this Lease as of each and every upcoming annual anniversary hereof. Notwithstanding the above, such CPI Increases shall have a floor of four percent (4%) and a ceiling of eight percent (8%), or seventy-five percent (75%) of the CPI, whichever is greater.

11. LICENSE.

     All common areas and facilities not within the leased premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if and such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction.

12. LANDLORD'S WORK.

     See Exhibit "B", Standard Work Letter Agreement. Landlord's total costs shall not exceed $60,000.00

13. CHANGES AND ADDITIONS TO BUILDINGS.

     Landlord hereby reserves the right at any time to make alterations or additions to and to build additional units on the Building in which the premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements in or on the land or Building from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same or on adjoining lands.

14. REPAIRS.

     Landlord shall not be required to make any repairs or improvements of any kind upon the leased premises except for necessary exterior structural repairs. Tenant shall, at its own cost and expense, take good care of and make necessary repairs, structural or otherwise, to the interior of the leased premises, and the fixtures and equipment therein and appurtenances thereto, including but not limited to the exterior and interior windows, doors and entrances, store fronts, signs, showcases, floor coverings, interior walls, columns and partitions, and lighting, heating and plumbing, and air conditioning.

15. SUBORDINATION, ESTOPPEL CERTIFICATE AND ATTORNMENT.

     Tenant agrees that this Lease shall be subordinate to any mortgage or mortgages or the lien resulting from any financing or refinancing now or hereafter in force against the land and buildings of which the leased premises are a part. This shall be self-operative and no further instrument of subordination shall be required by any mortgagee. However, the Tenant, upon request of any party-in-interest, shall execute promptly such instrument or certificates to carry out the intent hereof as shall be required by the landlord. Tenant hereby irrevocably appoints Landlord as Attorney-in-Fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant, any such instrument or certificates. If, ten (10) days after the date of a written request by Landlord to execute such instruments, Tenant shall not have executed the same, the Landlord may at its option cancel this Lease without incurring any liability on account thereof and the term hereby granted is expressly limited accordingly. Within ten (10) days after request therefor by

Landlord, or in the event that upon any sale, assignment or hypothecation of the leased premises and/or the land thereunder by Landlord an estoppel certificate shall be required from the Tenant, the Tenant agrees to deliver, in recordable form, an estoppel certificate to any proposed mortgagee or purchaser or to the owner certifying and stating as follows: (a) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (b) this Lease as so modified or amended is in full force and effect (or if not in full force and effect, the reasons therefor); (c) Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent, or if there are any such defenses or offsets, specifying the same; (d) Tenant is in possession of the premises, if such be the case; (e) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (f) any other accurate statements reasonably required by Landlord, any prospective landlord or Landlord's mortgagee or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any misstatement contained in such estoppel certificate. At the option of the Landlord or any successor landlord or the holder of any mortgage affecting the fee of the leased premises, Tenant agrees that neither the cancellation nor termination of any ground underlying lease to which this Lease is now or may hereafter become subject or subordinate, nor any foreclosure of a mortgage affecting the fee title of the leased premises, or the institution of any suit, action, summary or other proceeding by the landlord herein or any successor landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of the leased premises, shall by operation of law or otherwise result in the cancellation or termination of this Lease or the obligations of the Tenant hereunder, and Tenant covenants and agrees to attorn to the Landlord or to any successor to the landlord's interest in the leased premises; or to such holder of such mortgage or ground or underlying lease or to the purchaser of the mortgaged premises in foreclosure.

16. ASSIGNMENT AND SUBLETTING.

     A. Tenant agrees not to sell, assign, mortgage, pledge or in any manner transfer this Lease or any estate or interest thereunder and not to sublet the leased premises or any part or parts thereof and not to permit any licensee or concessionaire therein without the previous written consent of the Landlord in each instance. Before written approval or consent shall be given of any assignment or sublease of the leased premises, landlord, in its sole discretion, shall have the option to require Tenant or subtenant to renegotiate any or all terms of this Lease. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include an assignment or subletting by operation of law. If this Lease be assigned or the leased premises or any part thereof be sublet or occupied by anybody other than the Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant or a release of Tenant from the further performance of Tenant by covenants on the part of Tenant herein contained. Notwithstanding any assist or subleases, Tenant shall remain fully liable on this Lease and shall not be released from performing any of terms, covenants and conditions of this Lease.

     B. If Tenant is a corporation, the shares of which at the time of execution of this Lease are held by fewer than fifty (50) persons, and if at any time during the term of this Lease persons, firms or corporations who own at least one-third (1/3) of its shares at the time of the execution of this Lease, or following Landlord's consent to a transfer of such shares, cease to own such shares (other than as a result of transfer by bequest or inheritance) and such transfer shall not first have been approved in writing by Landlord, such transfer shall, at the option of Landlord, be deemed a default by Tenant under this

Lease and Landlord shall have all the rights and remedies granted to it hereunder and by law in case of defaults.

17. INSURANCE AND INDEMNITY.

     A. Tenant shall, during the entire term hereof, at its sole cost and expense, provide and keep in full force and effect a policy of general public liability and property damage insurance with respect, to the leased premises, and the business operated by Tenant and any subtenants of Tenant in the leased premises in which the limits of public liability shall be not less than $500,000.00 per accident and in which the property damage liability shall be not less than $300,000.00. The policy shall name Landlord, any person, firms or corporations designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the landlord ten (10) days prior written notice. The insurance shall be in an insurance company approved by Landlord and a copy of the policy or certificate of insurance shall be delivered to the Landlord. If the term of this Lease is more than three (3) years (or extended beyond three (3) years), Landlord shall have the right to require the amount of insurance to be increased to approximate increases in the cost of living.

     B. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the leased premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premises for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said premises or the building of which they are a part, resulting from the type of activity or merchandise sold by Tenant in the leased premises, whether or not Landlord has consented to the same. The Tenant also shall pay any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

     C. Tenant will indemnify Landlord "and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of fire, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises, or the occupancy or use by Tenant of the leased premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys' fees (including appeals) that may be incurred or paid by Landlord in enforcing the covenants and agreement in this Lease.

     D. Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the leased premises. Tenant will insure, and keep insured, at Tenant's expense, all plate and other glass in the leased premises for and in the name of Landlord during the term of this Lease.

     E. On default by Tenant in obtaining any insurance required hereunder or delivering any policies or paying the premiums or other charges thereon as aforesaid, it shall be the privilege, though not the obligation, of Landlord to effect fully such insurance and likewise to pay any premiums or charges thereon. All sums so paid by landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of eighteen percent (18%) per annum from the respective dates of Landlord' s making of each such payment, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand, and Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable upon such insurance, but Landlord, in addition to any and all other rights and remedies provided Landlord under the terms of this Lease, shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease.

     F. Each of landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, and its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor' s insurance.

18. SIGNS, FIXTURES, ALTERATIONS.

     A. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, or make any changes to the leased premises without first obtaining Landlord's written consent and approval. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. Tenant shall only install signs which are approved by Landlord and in conformance with Landlord's criteria for signage. Tenant shall pay for all costs of signs including installation and maintenance. Landlord will cooperate with Tenant to name subject Building after the name of the Tenant in addition to signage of the Building (Tenant shall pay all costs of such signage and landlord reserves the right to approve or reject the signage program and same shall be subject to approval of the County of Palm Beach and of the City of Juno Beach).

     B. All trade fixtures installed by Tenant shall remain the property of the Tenant and be removable at my time provided Tenant be hot in default at the time, and Tenant shall promptly, at its own expense, repair any damage to the premises in removing such trade fixture(s).

     C. All improvements and alterations shall be done in a workmanlike manner in keeping with all building codes and regulations and in no way harm the structure of the leased premises, provided that at the expiration of this Lease or any extension thereof, Tenant, at its expense, restores the within leased premises to its original condition and repairs any damage to the premises resulting from the installation or removal of such partitions, fixtures, or equipment as may have been installed by Tenant if requested to do so by Landlord.

     D. The Landlord reserves the right, before approving any such changes, additions, or alterations, to require the Tenant to furnish it a good and sufficient bond, conditioned that will save Landlord harmless from the payment of any claim, either by way of damages or liens. All of such changes, additions or alterations shall be made solely at the expense of Tenant; and the Tenant agrees to protect, indemnify and save harmless the

Landlord on account of any injury to third persons or property, by reason of any such changes, additions or alterations, and to protect, indemnify and save harmless the Landlord from the payment of any claim of any kind or character on account of bills for labor or material in connection therewith.

19. WASTE, NUISANCE, TRASH.

     Tenant shall not commit or suffer to be committed any waste upon the leased premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the leased premises may be located or which may disturb the quiet enjoyment of any person within five hundred (500) feet of the boundaries of the Building.

     Tenant shall keep the premises and all glass doors clean. Tenant agrees that the premises shall be kept free of pests, rodents, and insects. Tenant shall not permit trash, garbage or refuse to be accumulated and to keep same in proper containers on the interior until they are properly removed. Tenant shall keep all mechanical apparatus free from vibration and noise which may be transmitted beyond the confines of the premises and to avoid causing objectionable odors from emanating from the premises.

20. POSTING.

     That for the period of three (3) months prior to the expiration of this Lease or any renewal thereof, Landlord shall have the right to display on the exterior of the premises but not in any window or doorway thereof, the customary sign "For Rent", and that during such period Landlord may show the premises and all parts thereof to prospective tenants between the hours of 10:00 A.M. and 5:00 P.M. on any day except Sunday and any legal holiday on which Tenant shall not conduct business.

21. GOVERNMENT REGULATIONS.

     Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the said premises, and Shall faithfully observe in the use of the premises all municipal and County ordinances and state and federal statutes now in force or which may hereafter be in force.

22. DESTRUCTION OF LEASED PREMISES.

     If the leased premises or any part thereof shall be damaged by fire or other casualty, this Lease and all of the terms, covenants and conditions hereof shall, subject to the provisions hereinafter set forth, continue in full force and effect. The Tenant shall give prompt notice of such damage or casualty to landlord, and Landlord shall, subject to the provisions of this paragraph hereafter set forth, upon receiving such notice, proceed, with reasonable diligence and in a manner consistent with the provisions of any underlying leases and mortgages, to repair, or cause to be repaired, such damage, and if the leased premises shall be rendered untenantable by reason of such damage, the minimum rent shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid; provided, however, that if Landlord shall be unable to collect the insurance proceeds applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees, or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Tenant acknowledges and agrees that landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any trade fixtures, equipment, improvements or appurtenances removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same landlord shall not be liable for any inconvenience or annoyance in any way from such damage or the repair thereof.

23. PARTIAL DESTRUCTION.

     A. In the event that the leased premises or the Building shall be damaged substantially or destroyed by such fire or other casualty during the term of this Lease, or of any renewal term, then Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant, in writing, of such termination within thirty (30) days after the date of such damage, in which case this Lease and the term and estate hereby granted shall expire as of the date specified in such notice (which date shall not be less than thirty (30) days after the giving of such notice), as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the rent and all other sums payable by Tenant under this Lease shall be apportioned to the date of such termination.

     B. Nothing herein contained shall relieve Tenant from any liability to Landlord or to its insurer in connection with any damage to the leased premises or to the Building by fire or other casualty if Tenant shall be legally liable in such respect.

    C. Anything contained herein to the contrary notwithstanding, it is specifically understood and agreed that Landlord's obligation to repair and rebuild pursuant to the foregoing shall be limited to a basic building and the replacement of any interior work which may have originally been installed at Landlord's cost. Except as herein provided, there shall be no obligation to repair or rebuild in the case of fire or other casualty.

     D. The provisions of this paragraph shall be considered as express agreement governing any case of damage or destruction of the premises by fire or other casualty.

24. EMINENT DOMAIN.

     A. Total Condemnation. In the event that the whole of the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of actual taking. In the event of a condemnation or taking of-a substantial part of the leased premises so as to destroy the usefulness of the leased premises for the purposes for which the premises were leased, Tenant shall have the right, by delivery of notice in writing to Landlord within thirty (30) days after the vesting of title, to terminate this Lease and the term and estate hereby granted as of the date of actual taking.

     B. Total Parking Area. If the whole of the common parking areas in the land and Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding unless Landlord shall take immediate steps to provide other parking facilities substantially equal to the previously existing ratio between the common parking areas and the leased premises, and such substantially equal parking facilities shall be provided by Landlord at its own expense within ninety (90) days from the date of acquisition. In the event that Landlord shall provide such other substantially equal parking facilities, then this Lease shall continue in full force and effect. In any event, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

     C. Partial Condemnation of Leased Premises and/or Building. In the event of a partial taking or condemnation which is not substantial enough to destroy the usefulness of the premises for the purposes for which they were leased, or in the event Tenant shall not terminate this Lease within the time above limited, Landlord shall promptly, but subject to reasonable delays, restore the leased premises to an architectural unit as nearly like its condition prior to such taking as shall be practicable, not including Tenant's fixtures, furnishings, floor coverings, equipment, stock or other personalty, and this Lease shall continue in full force and effect, except that, effective as of the date of actual taking, the fixed minimum rent applicable to that portion, if any, of the leased premises which is so condemned or taken.

     In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such taking in the same manner and with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent shall be apportioned as of such date.

     D. Condemnation Award. In the event of any condemnation or taking mentioned in this paragraph, whether or not this Lease shall be terminated, Landlord shall be entitled to receive the entire award in the condemnation proceeding without deduction therefrom for any estate vested by this Lease in Tenant, and Tenant shall receive no part of such award, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof.

     Although all damages in the event of any condemnation are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

25. DEFAULT OF THE TENANT.

     (1) If Tenant shall default in the payment of any rent or other payments required of Tenant, or any part thereof, and if such default shall continue for five (5) days after the payment shall be due, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed, and if Tenant shall fail to cure said default within ten (10) days after notice of said default from Landlord, or (3) if any person shall levy upon, take, or attempt to take this leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant shall make default with respect to any other lease between it and Landlord, or
(5) if the premises shall be deserted, vacated, abandoned, or business operations shall not be conducted therein for a period of three or more days, or
(6) if this Lease or any interest therein shall by operation of law devolve upon or pass to any person or persons other than Tenant, or (7) if Tenant shall fail to move into and take possession of the leased premises and open for business within thirty (30) days after Landlord's giving notice to Tenant that the leased premises are ready for occupancy by Tenant, or (8) if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant in any court, pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes and assignment for the benefit of creditors, or petitions for or enters into an arrangement, or suffer this Lease to be taken under any writ or execution or attachment, then, in any of said cases (notwithstanding any license of any former breach of agreement or condition or waiver of the benefit hereof or consent in a former instance) Landlord lawfully may immediately, or at, any time thereafter, and without any further notice or demand, terminate this Lease and Tenant will forthwith quit and surrender the leased premises, but Tenant shall remain liable as hereinafter provided, or (9) if Tenant does not at all times diligently pursue the approval of its Bank Charter and does not keep Landlord informed of the status of such Charter on a regular basis prior to commencement thereof.

     If this Lease shall be terminated, as provided in this Paragraph:

     A. Right to Re-Enter. The Landlord may immediately, or at any time thereafter, re-enter and resume possession of the leased premises and remove all persons and property therefrom either by summary dispossession proceedings or by a suitable action or proceeding at law or in equity, or by force or otherwise, without being liable for any damages therefor. No re-entry by the Landlord shall be deemed an acceptance of a surrender of this Lease.

     B. Right to Relet. The Landlord may relet the whole or any part of the leased premises for a period equal to, or greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as the Landlord shall dean reasonable, to any tenant or tenants which it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. In no event shall the Landlord be liable in any respect for failure to relet the leased premises, or in the event of such reletting, for failure to collect the rent thereunder. Any sums received by the Landlord on a reletting in excess of the rent reserved in this Lease shall belong to the Landlord.

     C. Additional Remedies. If this Lease shall be terminated as provided in this paragraph, or by summary proceedings or otherwise, and whether or not the premises shall be relet, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord, the following:

     1. (a) An amount equal to all expenses, including reasonable attorneys' fees (including appeals) incurred by the Landlord in recovering possession of the leased premises, and

        (b) All reasonable costs and charges for the care of the leased premises while vacant, and

        (c) An amount equal to all expenses incurred by the Landlord in connection with the reletting of the leased premises or any part thereof, including broker's commissions, advertising expenses, and the cost of repairing, renovating or remodeling the leased premises, which amounts set forth in this subparagraph 1 shall be due and payable by the Tenant to the Landlord at such times as the expenses, costs and charges shall have been incurred, and

     2. An amount equal to all minimum rent, additional rent and other charges required to be paid by the Tenant under this Lease, less the net rent, if any, collected by the Landlord on reletting the leased premises; which amount shall be due and payable by the Tenant to the Landlord on the several days on which such minimum rent and other charges would have become due and payable had this Lease not been terminated, and the Tenant shall pay to the Landlord the amount of any deficiency then existing. The net rent collected by the Landlord on reletting shall be computed by deducting from the gross rents collected, the expenses, costs and charges referred to in subparagraph 1 of this subparagraph
C. Without any previous notice or demand separate actions may be instituted by the Landlord against the Tenant from time to time to recover any damages which at the commencement of any such action shall then or theretofore have become due and payable to the Landlord under any provisions hereof without waiting until the end of the original term of this Lease, and neither the institution of suit or suits, proceeding or proceedings, nor the entering of judgment therein shall bar the landlord from bringing a subsequent suit or proceeding for damages of any kind theretofore or thereafter suffered. It is expressly agreed that the forbearance on the part of the Landlord in the institution of any suit or entry of judgment for any part of the rent herein reserved to the Landlord shall in no way serve as a defense against nor prejudice a subsequent action for such rent.

     D. The landlord, at its election, which shall be exercised by the ,service of a written notice on the Tenant, may collect from the Tenant and the Tenant shall pay, in lieu of the sums becoming due after the service of such notice under the provisions of subparagraph 2 of subparagraph C, an amount equal to the difference between the minimum rent, additional rent and other charges required to be paid by the Tenant under this Lease, (from the date of the service of such notice to and including the date of the expiration of the term of this Lease which has been in force immediately prior to any termination affected under this paragraph), and the then fair and reasonable rental value of the leased premises for the same period, discounted to the date of the service of such notice at the rate of six percent (6%) per annum. In determining the rental value of the leased premises, the rental realized by any reletting shall be deemed prima facie evidence thereof.

     E. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the, event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the leased premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

26. ATTORNEYS' FEES.

     Tenant shall be liable for and shall pay on demand all costs and expenses, including reasonable attorneys' fees, court costs, and costs of appeals at trial or appellate levels (whether or not litigation is filed) incurred by landlord in enforcing the covenants, terms and conditions of this Lease.

27. LANDLORD'S LIEN.

     In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this paragraph at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other insets necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

28. ACCORD AND SATISFACTION.

     No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

29. ENTIRE AGREEMENT.

     This Lease and the Exhibits (and Rider, if any), attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understanding between Landlord and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as set forth herein. Except as herein or otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced in writing and signed by them.

30. FORCE MAJEURE.

     In the event either party hereto shall be delayed or hindered in or prevented from the performing of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, act of God, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse Tenant from the prompt payment of rent, percentage rent, additional rent or any other payments required by any terms of this Lease.

31. NOTICES.

     A. Any notice by Tenant to Landlord must be served by Certified or Registered Mail, Return Receipt Requested, postage prepaid, addressed to Landlord at the address first hereinabove given or at such other address as Landlord may designate by written notice.

     B. Any notice by Landlord to Tenant must be served by First Class Mail, postage prepaid, addressed to Tenant at the leased premises or at such other address as Tenant shall designate by written notice.

32. BROKER'S COMMISSION.

     Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of attorneys' fees in connection therewith).

33. INTERPRETATION.

     The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. It is agreed that if any provision of this Lease shall be determined to be void by any court of competent jurisdiction then such determination shall not affect any other provision of this Lease, all of which other provisions shall remain in full force and effect, and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

34. NO OPTION.

     The submission of this Lease for examination does not constitute an offer to Lease, a reservation of, or option for the leased premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

35. NO REPRESENTATIONS BY LANDLORD.

     It is understood and agreed by the parties hereto that this Lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the leased premises, and that the Landlord has not made and is not making, and the Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises, or statements, except to the extent that the same may expressly be set, forth in this Lease.

36. NO WAIVER.

     The failure of the Landlord to insist in any one or more instances upon the strict performance of any one of the covenants, agreements, terms, provisions or conditions of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver by the Landlord of any covenant, agreement, term, provision or condition of this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord. No surrender of the leased premises or of any remainder of the term of this Lease shall be valid unless accepted by the Landlord in writing. No employee of Landlord or of Landlord's
                                       16
agents shall have any power to accept the keys of said premises prior to the termination of the Lease. The delivery of the keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises. The receipt and retention by the Landlord of rent or additional rent from anyone other than the Tenant shall not be deemed a waiver of the breach by the Tenant of any covenant, agreement, term, provision or condition herein contained, or the acceptance of such other person as a Tenant, or a release of the Tenant from the further performance by the Tenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by the Landlord of rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach. The taking of possession of the leased premises by the Tenant shall be conclusive evidence as against Tenant that Tenant accepts same "AS IS" and that said premises were in good and satisfactory condition at the time such possession was so taken and that Landlord has complied in all respects with any requirements set forth in this Lease. If the term "Tenant", as used herein, refers to more than one person, the Landlord may treat any breach of this Lease by one of such persons as a breach by all.

37. RELATIONSHIP OF THE PARTIES.

     Nothing contained herein in this Lease shall be construed by the parties hereto or by any third party as constituting the parties as principal and agent, partners, or joint venturers, nor shall anything herein render either party (other than a guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between landlord and Tenant is that of Landlord and Tenant.

38. OPTION FOR ADDITIONAL TERMS.

     Provided that Tenant has not defaulted under any of the terms, covenants or conditions of this Lease, and further provided that Tenant shall give Landlord written notice not less than one (1) year prior to the expiration date of the base term of this Lease (or any additional term), Tenant shall have the option to renew this Lease for four (4) additional terns of five (5) years each, on the same covenants and conditions as herein provided, and on the same schedule as shown in Section 10 above.

39. SURRENDER OF LEASED PREMISES.

     Tenant covenants and agrees that it will, at the termination of this Lease, in whatever manner such termination may be brought about, promptly surrender and deliver such premises to Landlord in good condition ordinary wear and tear excepted.

40. HOLDING OVER.

     If the Tenant shall occupy said premises, with the consent of the Landlord, after the expiration of this Lease, and rent is accepted from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for the term of one (1) month only from the date of such expiration. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month, the party so desiring shall give the other party at least thirty (30) days written notice. In the event the Tenant fails to give such notice, Tenant shall be obligated to pay rent for an additional calender month following the month in which Tenant has vacated the leased premises.

     If such occupancy continues without the consent of the Landlord, Tenant shall pay the landlord, as liquidated damages, double the amount of rent specified in this Lease for the time Tenant retains possession of the premises or any part thereof after termination of the term by lapse of time or otherwise.

41. QUIET ENJOYMENT.

     Upon payment of the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be
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observed and performed, Tenant shall peaceably and quietly
hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

42. MECHANIC'S LIEN.

     Should any mechanic's lien or other liens be filed against any portion of the Building by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord.

43. IMPROVEMENTS TO REMAIN WITH LANDLORD.

     Tenant agrees that any interior walls, carpeting or partitions installed by the Tenant shall remain with the leased premises upon the expiration of this Lease.

44. FINANCIAL STATEMENTS.

     Upon Landlord's written request, Tenant shall promptly furnish to Landlord or Landlord's mortgagee, from time to time, financial statements reflecting Tenant's current financial condition.

45. EXCULPATION.

     Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Landlord shall not be binding personally, but instead said covenants are made for the purpose of binding only the Landlord's interest and the interest of Landlord's partners and Landlord's general partners in the Building and shall be enforceable only with respect to the right, title and interest of Landlord, Landlord's partners and Landlord's general partners in the Building as the same may be encumbered. It is understood that in no event shall Tenant have any right to levy execution against any property of landlord (or its partners, general partners, agents and employees) other than its interest in the Building.

46. RIGHT OF FIRST REFUSAL.

     Landlord grants Tenant a "Right of First Refusal" for the adjoining space to leased premises on the north, provided Tenant makes a written commitment acceptable to Landlord for such space within fourteen (14) days of written notice from Landlord as to the terms and conditions of such a right.

47. RESERVATION FEE.

     Upon execution of this document Tenant is to pay landlord a Ten Thousand Dollar ($10,000.00) nonrefundable reservation fee covering a period from the date of execution of this Lease until December 31, 1986. If in the event Tenant has not obtained necessary Bank Charter by January 1, 1987, Tenant shall have the right to extend this reservation until May 1, 1987, for an additional reservation fee (payable in advance) of Two Thousand Five Hundred Dollars ($2,500.00) per month.

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



        IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first written above.


WITNESSES:                               LANDLORD: LOGGERHEAD ASSOCIATES


/s/  -                                   By: /s/ Paul S. Ferber
------------------------                     -----------------------------------
                                             Paul S. Ferber, General Partner



                                          TENANT: ADMIRALTY BANK, a Florida
                                            corporation (in organization)


s/  -                                     By: /s/  -
------------------------                      ----------------------------------

                                          Attest:
------------------------                          ------------------------------

     **See Attached Addendum, Paragraph 48 - Additional Provision


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                                    ADDENDUM

48. ADDITIONAL PROVISION

     Notwithstanding any other provisions contained in this lease, in the event the Lessee is closed or taken over by the banking authority of the State of Florida, or other bank supervisory authority, the Lessor may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the lease: Provided, that in the event this lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

Initial: _________  (As to Landlord)

Initial: _________  (As to Tenant)



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